UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________________________________
FORM 8-K/A
 _____________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
March 27, 2015
Date of Report (Date of earliest event reported)
 _____________________________________________
FEI COMPANY
(Exact name of registrant as specified in its charter)
 _____________________________________________

Oregon	000-22780	93-0621989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124
(Address of principal executive offices, including zip code)
(503) 726-7500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
 _____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A is filed as an amendment to the Current Report on Form 8-K filed with the Securities and Exchange Commission by FEI Company (“FEI” or the “Company”) on March 3, 2015 (the “Original Filing”). This amendment is being filed to provide additional information that was unavailable at the time of the Original Filing regarding the resignation of Raymond A. Link as the Company’s Executive Vice President and Chief Financial Officer. Other than as expressly set forth herein, this amendment does not purport to amend or update the Original Filing, or to reflect any events that have occurred since the Original Filing.

Item 1.01 Entry into a Material Definitive Agreement

The information called for by this item is contained in Item 5.02, which is incorporated by reference.

Item 1.02 Termination of a Material Definitive Agreement

To the extent required by Item 1.02 of Form 8-K, the information called for by this item is contained in Item 5.02, which is incorporated by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Original Filing, on February 27, 2015, Anthony L. Trunzo accepted an offer to serve as the Company’s Executive Vice President and Chief Financial Officer beginning in April 2015, succeeding Raymond A. Link, who is retiring from the role. Mr. Link will retire effective April 8, 2015 and Mr. Trunzo will commence his employment on or about April 9, 2015. In connection with Mr. Link’s retirement and his agreement to assist the Company with the transition, on March 27, 2015, the Company and Mr. Link entered into an agreement setting forth the terms of his continued employment and subsequent engagement as a consultant following termination of his employment. The key terms of Mr. Link’s agreement with the Company are set out in the Letter Agreement dated March 27, 2015 (the “Letter Agreement”), which is attached as Exhibit 10.1, and the Consulting Agreement effective December 1, 2015 (the “Consulting Agreement”), which is attached as Exhibit 10.2, and are summarized below.

Pursuant to the Letter Agreement, Mr. Link will resign as the Company’s Executive Vice President and Chief Financial Officer effective April 8, 2015, and will also resign all positions held as a director or officer of FEI subsidiaries and affiliates on that date or as soon as is practicable thereafter. From April 9, 2015, through November 30, 2015, unless earlier terminated (the “Continuation Period”), Mr. Link will continue his employment with the Company, reporting to the Executive Vice President and Chief Financial Officer. During the Continuation Period, Mr. Link’s compensation will be adjusted to an annualized base salary of $300,000, all outstanding stock options and restricted stock units held by Mr. Link under the Company’s stock incentive plans will continue to vest and Mr. Link will continue to be eligible for all of the benefits for which he was eligible previously, with the exception of benefits under the Executive Change of Control and Severance Agreement entered into by Mr. Link and the Company on May 16, 2011, and amended April 23, 2014 (the “Severance Agreement”), which will terminate effective April 8, 2015. A description of the terms and conditions of the Severance Agreement can be found in the Company’s Proxy Statement for its 2015 Annual Meeting of Shareholders. Mr. Link will retire and cease to be employed by the Company on November 30, 2015. If FEI terminates Mr. Link’s employment prior to November 30, 2015 other than for “Cause,” as defined in the Severance Agreement, FEI has agreed to provide to Mr. Link benefits equivalent to those he would have received under the Letter Agreement if his employment been continued, in addition to the benefits provided under the Consulting Agreement.

Effective December 1, 2015, the Company and Mr. Link will enter into the Consulting Agreement, pursuant to which Mr. Link will provide consulting services to the Company through March 15, 2016, unless earlier terminated for convenience or breach (the “Consulting Term). Under the terms of the Consulting Agreement, Mr. Link will be compensated $51,750.00 per month for his consulting services and will receive reimbursement of certain expenses that may be incurred in connection with his provision of those services. In consideration for and as a condition to receiving the consulting fees under the Consulting Agreement, Mr. Link has agreed to execute and deliver a Release of Claims in the form attached as Exhibit A to the Consulting Agreement, releasing potential claims relating to his employment with and service to FEI.

The foregoing descriptions of the Letter Agreement and Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Letter Agreement and the Consulting Agreement, which are filed as Exhibits10.1 and 10.2, respectively, to this Form 8-K/A and are incorporated by reference.

Item 9.01     Financial Statements and Exhibits
(c)     Exhibits

Exhibit No.	Description
10.1	Letter Agreement dated March 27, 2015
10.2	Consulting Agreement effective December 1, 2015

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement dated March 27, 2015
10.2	Consulting Agreement effective December 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEI COMPANY

/s/ Bradley J. Thies
Bradley J. Thies
Senior Vice President, General Counsel and Secretary

Date: March 31, 2015